Exhibit 99.1

NEWS RELEASE

DEL MONTE FOODS COMPANY ANNOUNCES

OUTSTANDING 6¾% NOTES AND 7½% NOTES OF DEL MONTE

CORPORATION TO BE REDEEMED ON APRIL 8, 2011

SAN FRANCISCO, MARCH 9, 2011 — Del Monte Foods Company (“DMFC”) announced today that its wholly-owned subsidiary Del Monte Corporation (“Del Monte”) has elected to redeem all of its remaining outstanding 6 3/4% Senior Subordinated Notes due 2015 (the “2015 Notes”) and 7 1/2% Senior Subordinated Notes due 2019 (the “2019 Notes” and, together with the 2015 Notes, the “Notes”).

As of the date hereof, the outstanding principal amount of 2015 Notes is $8,366,000 and the outstanding principal amount of 2019 Notes is $2,123,000. The 2015 Notes will be redeemed on April 8, 2011 (the “Redemption Date”) at a price equal to 102.250% of the outstanding principal amount thereof, plus any accrued but unpaid interest. The 2019 Notes will be redeemed on April 8, 2011 at a price equal to 100% of the principal amount of the 2019 Notes to be redeemed, plus a “make-whole” premium and any accrued but unpaid interest. The “make-whole” premium will be the greater of (A) 1.0% of the principal amount of such 2019 Notes; and (B) the excess of (1) the present value at such redemption date of (x) the redemption price of such 2019 Notes at October 15, 2014, which is 103.750% of the principal amount of the 2019 Notes to be redeemed, plus (y) all required interest payments due on such 2019 Notes through October 15, 2014 computed using a discount rate equal to the Treasury Rate plus 0.5% per annum, over (2) the principal amount of such 2019 Notes. Installments of interest which are due and payable on dates falling on or prior to the Redemption Date will be payable to the persons who were the holders of record of the Notes on the relevant record date. Interest on the Notes shall cease to accrue on and after the Redemption Date and the only remaining right of the holders of such Notes thereafter shall be to receive payment of the redemption price plus any accrued but unpaid interest upon surrender to the paying agent of the Notes called for redemption.

The redemption of the Notes will be made only by means of the call notices mailed as of March 9, 2011 on behalf of Del Monte by Deutsche Bank Trust Company Americas, as trustee with respect to the 2015 Notes, and The Bank of New York Mellon Trust Company, N.A., as trustee with respect to the 2019 Notes. This press release does not constitute a notice of redemption of the Notes.

About Del Monte Foods

Del Monte Foods is one of the country’s largest and most well-known producers, distributors and marketers of premium quality, branded pet products and food products for the U.S. retail market, generating approximately $3.7 billion in net sales in fiscal 2010. With a powerful portfolio of brands, Del Monte products are found in eight out of ten U.S. households. Pet food and pet snacks brands include Meow Mix®, Kibbles ‘n Bits®, Milk-Bone®, 9Lives®, Pup-Peroni®, Gravy Train®, Nature’s Recipe®, Canine Carry Outs® and other brand names. Food product brands include Del Monte®, Contadina®, S&W®, College Inn® and other brand names. The Company also produces and distributes private label pet products and food products. For more information on Del Monte Foods Company visit the Company’s website at www.delmonte.com.

Del Monte. Nourishing Families. Enriching Lives. Every Day.TM

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements conveying management’s expectations as to the future based on current plans, estimates and projections. Forward-looking statements involve inherent risks and uncertainties and Del Monte Foods Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include statements related to the redemption of the Notes. The call notices with respect to the Notes mailed as of March 9, 2011 on behalf of Del Monte by the applicable Note trustee are irrevocable. However, investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Del Monte Foods Company does not undertake to update any of these statements in light of new information or future events.

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CONTACTS:

Media Contact Brandy Bergman/Robin Weinberg Sard Verbinnen (212) 687-8080	Analyst/Investor Contact Jennifer Garrison/Christina Um Del Monte Foods (415) 247-3382 investor.relations@delmonte.com

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